Highbury Financial Inc. Announces Regular
Quarterly Dividend of $0.05 Per Share

Initial Dividend Payable on April 15, 2009 to
Holders of Record as of April 1, 2009

Denver, Colorado, March 18, 2009 — Highbury Financial Inc. (OTCBB: HBRF, HBRFW, HBRFU) today announced the initiation of a regular quarterly dividend payment to holders of its common stock.  The Company will make its first payment of $0.05 per share on April 15, 2009 to holders of record as of April 1, 2009.

Richard S. Foote, Highbury’s President and Chief Executive Officer, stated, “With confidence in our current and future Cash Net Income, we are pleased to announce a regular quarterly dividend for Highbury’s shareholders.  The annualized dividend of $0.20 per share represents a payout ratio of 62.5% of 2008 Cash Net Income per share of $0.32.  The dividend is supported by current and projected levels of Cash Net Income and is not expected to reduce the $12.8 million of holding company working capital as of December 31, 2008 ($1.40 per share) held in reserve to fund future acquisitions.  Highbury has no debt outstanding.”

Mr. Foote continued, “We continue actively to pursue accretive acquisition transactions, however given the inherent uncertainties related to the timing and outcome of such transactions, we are initiating this regular quarterly dividend to enable our shareholders to participate directly in Highbury’s Cash Net Income.”

Mr. Foote concluded, “We anticipate paying regular dividends on the 15th day of each month immediately following the end of each calendar quarter.  However, Highbury may eliminate the regular quarterly dividend at any time if we execute an acquisition transaction requiring debt service or if our board of directors determines it is in the best interests of the Company to do so.”

As supplemental information, we provide a non-GAAP performance measure that we refer to as Cash Net Income. This measure is provided in addition to, but not as a substitute for, GAAP Net Income. Cash Net Income means the sum of (a) net income determined in accordance with GAAP, plus (b) amortization of intangible assets, plus (c) deferred taxes related to intangible assets, plus (d) affiliate depreciation, plus (e) other non-cash expenses. We consider Cash Net Income an important measure of our financial performance, as we believe it best represents operating performance before non-cash expenses relating to the acquisition of our interest in our affiliated investment management firm. Cash Net Income is not a measure of financial performance under GAAP and, as calculated by us, may not be consistent with computations of Cash Net Income by other companies. Cash Net Income is used by our management and board of directors as a performance benchmark.

The following table provides a reconciliation of Cash Net Income to GAAP Net Income.

Year Ended
December 31, 2008
Net Income	$486,007
Impairment of intangible	2,288,000
Intangible-related deferred taxes	(37,023)
Affiliate depreciation	186,450
Other non-cash expenses	—
Cash Net Income	$2,923,434

Weighted average shares outstanding, diluted	9,158,692
Cash Net Income per share, diluted	$0.32

Highbury is an investment management holding company providing permanent capital solutions to mid-sized investment management firms. We pursue acquisition opportunities and seek to establish accretive partnerships with high quality investment management firms. Highbury’s strategy is to provide permanent equity capital to fund buyouts from corporate parents, buyouts of founding or departing partners, growth initiatives, or exit strategies for private equity funds. This strategy includes leaving material equity interests with management teams to align the interests of management and Highbury’s shareholders and, in general, does not include integrating future acquisitions, although Highbury may execute add-on acquisitions for its current or future affiliates. We seek to augment and diversify our sources of revenue by asset class, investment style, distribution channel, client type and management team. We intend to fund acquisitions with our revolving credit facility, other external borrowings, retained earnings (if any), additional equity and other sources of capital, including seller financing and contingent payments.

Questions and inquiries for further information may be directed to Richard S. Foote, President and Chief Executive Officer of Highbury Financial Inc. He can be reached via telephone at 212-688-2341. More information is also available at www.highburyfinancial.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to Highbury’s future financial or business performance, strategies and expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions.

Highbury cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and Highbury assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in Highbury's SEC filings and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies; (2) changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management; (3) terrorist activities and international hostilities, which may adversely affect the general economy, financial and capital markets, specific industries, and Highbury; (4) changing conditions in global financial markets generally and in the equity markets particularly, and decline or lack of sustained growth in these markets; (5) Highbury's business strategy and plans; (6) the introduction, withdrawal, success and timing of business initiatives and strategies; (7) the unfavorable resolution of legal proceedings and/or harm to Highbury's reputation; (8) fluctuations in customer demand; (9) management of rapid growth; (10) the impact of fund performance on redemptions; (11) changes in investors' preference of investing styles; (12) changes in or loss of sub-advisers; (13) the impact of increased competition; (14) the results of future financing efforts; (15) the impact of future acquisitions or divestitures; (16) the relative and absolute investment performance of Highbury's investment products; (17) investment advisory agreements subject to termination or non-renewal; (18) a substantial reduction in fees received from third parties; (19) Highbury's success in finding or acquiring additional investment management firms on favorable terms and consummating acquisitions of investment management firms; (20) the ability to retain major clients; (21) the ability to attract and retain highly talented professionals; (22) significant limitations or failure of software applications; (23) expenses subject to significant fluctuations; (24) the impact, extent and timing of technological changes and the adequacy of intellectual property protection; (25) the impact of capital improvement projects; (26) the extent and timing of any share repurchases; and (27) the impact of changes to tax legislation and, generally, the tax position of Highbury.

Highbury's filings with the SEC, accessible on the SEC's website at http://www.sec.gov, discuss these factors in more detail and identify additional factors that can affect forward-looking statements.